                             SCHLUMBERGER LIMITED
                               POWER OF ATTORNEY

     The undersigned director or officer, or both, of Schlumberger Limited, a Netherlands Antilles corporation (the "Corporation"), hereby constitutes and appoints James L. Gunderson, Ellen Summer and Jack Liu, severally, the true and lawful Attorney-in-Fact and Agent of the undersigned, with full power of substitution, resubstitution and revocation, to execute and file from time to time on behalf of the undersigned in any and all capacities of the undersigned:

     (i) a Registration Statement on Form S-3 (or such other Form as may be required) to be filed with the Securities and Exchange Commission covering the shares of common stock of the Corporation owned by Dow Financial Holdings Inc. pursuant to the Registration Rights Agreement between Schlumberger Limited and Dow Holdings, Inc., as amended from time to time;

     (ii) any and all amendments (including post-effective amendments) and supplements to such Registration Statement as may be required, and to take any and all such action for and in the name, place and stead of the undersigned as may be necessary or desirable in connection with any such Registration Statement or any amendments and supplements thereto, including the making of any representation as may be required.


Dated:  December 30, 1999


                                    /s/ SVEN ULLRING
                                    _____________________________
                                    Name: Sven Ullring
                                          Director